EXHIBIT 99.1

RESIDEO ANNOUNCES THIRD QUARTER 2018 FINANCIAL RESULTS

Delivers 4 Percent Reported Sales Growth, with $1.2 Billion in Revenue

•	Successful spinoff from Honeywell; NYSE trading began Oct. 29

•	Organic Sales up 5 percent

•	Reported Net Income of $311 million; Adjusted Net Income of $88 million

•	Adjusted EBITDA including environmental indemnification payments of $117 million; $152 million excluding indemnity

•	Reaffirms full-year 2018 guidance and 2019 outlook

•	Expecting full-year 2018 results at the high end of the range

Austin, TX, Nov. 13, 2018 – Resideo Technologies, Inc. (NYSE: REZI), the recent spinoff from Honeywell that is simplifying the smart home experience, reported financial results for the third quarter of 2018. The results are as of and for the quarter ended Sept. 30, 2018, and derived from the consolidated financial statements and accounting records of its prior parent, Honeywell International Inc. (NYSE: HON). Resideo became a standalone, publicly traded company on Oct. 29, 2018.

“Resideo had a solid third quarter as part of Honeywell, preceding a successfully executed spinoff,” said Mike Nefkens, president and CEO of Resideo. “While our performance has already been released to the market through Honeywell’s recent earnings as part of their broader segment disclosure, we’re eager to take this next step as a public company by providing more detail through the earnings process. After listening to feedback from our investors, we’ve chosen to release our results the evening before our first earnings call to give investors time to review the numbers. We’re looking forward to providing additional context around the quarter on our call tomorrow.”

“Our performance as part of Honeywell over the past three years demonstrates a well-run business that is on-track to deliver continued growth in 2018 and beyond,” continued Nefkens. “Our first priority is to deliver results for our stakeholders, and we’re inspired by the support and optimism of our customers and suppliers, 150 of whom we celebrated with as we rang the bell recently at the NYSE. As we see the demand for smarter homes on the rise, our long-standing and proven relationships with professional contractors – the ‘do it for me channel’ where the largest portion of our products are sold – make it much easier for consumers to upgrade to a home that is more efficient, safer, and easier to control. We have 130-years of expertise in homes through our Honeywell heritage, and a clear vision to deliver our next generation growth plan for Resideo. We’re excited about our future and focused on creating value for our shareholders.”

-more-

Third-Quarter Performance

Net sales for the third quarter were up 4.2 percent on a reported basis and up 4.9 percent organically. The difference between reported and organic sales primarily relates to the impact of foreign currency translation. Third-quarter reported net income was $311 million and Adjusted EBITDA was $117 million.

Additional third-quarter and year-to-date financial results can be found in Table 1.

Products sales increased by 1 percent on a reported basis, and 2 percent on an organic basis, the difference being driven by the unfavorable impact of currency translation. Products segment performance was impacted by temporary supply chain issues as a result of the spin-off, which Resideo is actively resolving. Products segment profit increased by 2 percent on a reported basis primarily due to a changing product mix, partially offset by inflation, net of productivity.

Distribution sales increased by 6 percent on a reported basis, and 7 percent organically, primarily due to volume growth across key geographic markets, partially offset by the unfavorable impact of foreign currency translation. Distribution segment profit increased by 3 percent, partially offset by an increase in cost of goods sold.

Additional third-quarter and year-to-date segment financial results can be found in Table 2.

“Resideo begins as a standalone company with an attractive mix of healthy financials and an enviable market position,” said Joe Ragan, Resideo’s executive vice president and chief financial officer. “We’re reiterating our guidance for full-year 2018 at the high end of the range. Our commitment to excellence continues to earn the trust of millions of homeowners and tens of thousands of contractors through our Honeywell Home® and ADI Global Distribution brands. As we bring more recurring revenue opportunities to market, we expect to create even greater value for shareholders and the strong base of professional contractors that rely on our solutions around the globe.”

Table 1: Summary of Financial Results – Total

($ millions)

	3Q 2017	3Q 2018	% Change	YTD 2017	YTD 2018	% Change
Net Sales	1,152	1,200	4%	3,310	3,561	8%
Organic			5%			6%
Net Income	23	311	1,252%	55	389	607%
Adjusted Net Income	62	88	42%	147	265	80%
EBITDA	75	(2)	(103%)	192	114	(41%)
Adjusted EBITDA (including environmental indemnification payments)	121	117	(3%)	304	361	19%
Adjusted EBITDA (excluding environmental indemnification payments)	156	152	(3%)	409	466	14%
Adjusted EBITDA less Capex	105	77	(27%)	266	298	12%

Table 2: Summary of Financial Results – Segment

($ millions)

	3Q 2017	3Q 2018	% Change	YTD 2017	YTD 2018	% Change
Products
Sales	519	526	1%	1,461	1,567	7%
Organic			2%			5%
Segment Profit	90	92	2%	239	290	21%
Distribution
Sales	633	674	6%	1,849	1,994	8%
Organic			7%			7%
Segment Profit	38	39	3%	102	113	11%

Cash Flow Generation and Capital

For the quarter ended Sept. 30, 2018, the company generated $117 million of cash flow from operations, and $77 million in adjusted cash flow defined as adjusted EBITDA less Capex. Uses of cash were primarily driven by new product development and working capital needs as a result of the spinoff.

The company did not have indebtedness as of the end of the third quarter as part of Honeywell. Subsequent to the end of the third quarter, the company incurred debt totaling $1,360 million, which includes long-term debt of $1,225 million consisting of $825 million of secured debt and $400 million of senior unsecured notes, and short-term debt of $135 million in the form of a draw on the company’s secured revolving credit facility.

Key Wins and Product Pipeline Update

Resideo also celebrated a number of key customer wins and made progress on several business development initiatives. The company reached agreements with leading security dealers to carry its next generation professional residential security platform. In addition, Resideo continues to expand its partnerships through additional agreements with Scottish Power, Innogy, Crius Energy and Chamberlain. Resideo is providing connected thermostats and software services to Scottish Power, a major utility in Scotland and subsidiary of Iberdrola, that deliver comfort and energy efficiency to their customers. The company is also partnering with Innogy, a Slovakian utility, to offer dual branded security products to customers through a lease program. Homeowners are saving money and energy through Honeywell Home connected thermostats offered through Crius Energy’s demand response program and Chamberlain announced software integration of its Chamberlain and Liftmaster garage doors with Total Connect 2.0. On the distribution side, ADI was named the 2018 distributor of the year from Axis Communications, which is one of the world’s largest security products manufacturers.

Full-Year 2018 Guidance and 2019 Outlook

The company today reaffirmed its guidance for full-year 2018 at the high end of the previously stated range. Resideo expects to realize net sales between $4.77 billion and $4.83 billion, pro forma adjusted EBITDA between $605 million and $615 million, and pro forma adjusted EBITDA including environmental indemnity between $465 million and $475 million.

The company also reiterated its expectations for full-year 2019, including 4 percent organic revenue growth, adjusted EBITDA margin of 13 percent, or 10 percent after the indemnity payment to Honeywell, and research and development investment of approximately $125 million. Resideo also plans to declare modest dividends in 2019, subject to Board approval.

Conference Call

Resideo will hold a conference call with investors on Wednesday, Nov. 14, 2018 at 8:30 a.m. EST. To participate in the conference call, please dial (866) 548-4713 (domestic) or +1 (323) 794-2093 (international) approximately ten minutes before it starts. Please mention to the operator that you are dialing in for Resideo’s third quarter 2018 earnings call or provide the conference code 2572362. A replay of the conference call will be available from 12:30 p.m. EST, Nov. 14, until 12:30 p.m. EST, Nov. 21, 2018 by dialing (888) 203-1112 (domestic) or +1 (719) 457-0820 (international). The access code is 2572362. A real-time audio webcast of the presentation can be accessed at https://investor.resideo.com, where related materials will be posted prior to the presentation, and a replay of the webcast will be available for 30 days following the presentation.

About Resideo

Resideo is the recent spinoff from Honeywell that is simplifying the smart home experience. Building on a 130-year heritage, Resideo has a presence in more than 150 million homes, with 15 million systems installed in homes each year. The company has a 40-year, license to use the Honeywell Home trademark for products and will continue to serve more than 100,000 contractors through its ADI Global Distribution business, which exports to more than 100 countries from more than 200 stocking locations around the world. Resideo is a $4.8 billion company with approximately 14,500 global employees. For more information about Resideo, please visit www.resideo.com.

Contacts:
Media:	Investors:
Trent Perrotto	Joe Ragan
(407) 897-7298	(202) 957-5294
media@resideo.com	investorrelations@resideo.com

Table 3: COMBINED INTERIM STATEMENT OF OPERATIONS

RESIDEO TECHNOLOGIES, INC.

COMBINED INTERIM STATEMENT OF OPERATIONS

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(Dollars in millions except per share data)
Net sales	$1,200	$1,152	$3,561	$3,310
Cost of goods sold	853	816	2,525	2,355

Gross Profit	347	336	1,036	955

Selling, general and administrative expenses	219	214	648	647
Other expense	146	65	322	165
Interest and other charges, net	—	(1)	—	(1)

	365	278	970	811

Income (loss) before taxes	(18)	58	66	144
Tax expense (benefit)	(329)	35	(323)	89

Net income	$311	$23	$389	$55

Weighted Average Number of Common Shares
Outstanding
Basic and Diluted (in thousands)	122,967	122,967	122,967	122,967
Per Share Amounts
Basic and Diluted net income per share	$2.53	$0.19	$3.16	$0.45

Table 4: COMBINED INTERIM BALANCE SHEET

RESIDEO TECHNOLOGIES, INC.

COMBINED INTERIM BALANCE SHEET

(unaudited)

	September 30, 2018	December 31, 2017
	(Dollars in millions)
ASSETS
Current assets:
Cash and cash equivalents	$184	$56
Due from related parties, current	26	23
Accounts, notes and other receivables – net	783	779
Inventories	603	465
Other current assets	72	69

Total current assets	1,668	1,392
Property, plant and equipment – net	276	265
Goodwill	2,638	2,648
Other intangible assets—net	138	140
Deferred income taxes	4	5
Other assets	18	23

Total assets	$4,742	$4,473

LIABILITIES
Current liabilities:
Accounts payable	$850	$678
Due to related parties, current	162	60
Accrued liabilities	388	409

Total current liabilities	1,400	1,147
Deferred income taxes	100	377
Other liabilities	557	346
EQUITY
Invested equity	2,809	2,703
Accumulated other comprehensive (loss)	(124)	(100)

Total equity	2,685	2,603

Total liabilities and equity	$4,742	$4,473

Table 5: COMBINED INTERIM STATEMENT OF CASH FLOWS

RESIDEO TECHNOLOGIES, INC.

COMBINED INTERIM STATEMENT OF CASH FLOWS

(unaudited)

	Nine Months Ended September 30,
	2018	2017
	(Dollars in millions)
Cash flows from operating activities:
Net income	$389	$55
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	40	42
Amortization	9	8
Repositioning	5	21
Net payments for repositioning	(9)	(11)
Stock compensation expense	15	12
Pension expense	10	12
Deferred income taxes	(275)	—
Bad debt expense	7	2
Changes in assets and liabilities:
Accounts, notes and other receivables	(11)	(5)
Inventories	(142)	(90)
Other current assets	(4)	(18)
Other assets	(6)	(2)
Accounts payable	151	120
Accrued liabilities	(15)	(1)
Other Liabilities	211	35

Net cash provided by operating activities	375	180

Cash flows from investing activities:
Expenditures for property, plant and equipment	(63)	(38)
Proceeds received related to amounts due from related parties	7	13
Issuance related to amounts due from related parties	—	(13)

Net cash used for investing activities	(56)	(38)

Cash flows from financing activities:
Net (decrease) in invested equity	(300)	(142)
Proceeds received related to amounts due to related parties	1	—
Payments related to amounts due to related parties	(2)	(4)
Net cash flows from cash pooling	115	10

Net cash used for financing activities	(186)	(136)

Effect of foreign exchange rate changes on cash and cash equivalents	(5)	4

Net increase in cash and cash equivalents	128	10
Cash and cash equivalents at beginning of period	56	47

Cash and cash equivalents at end of period	$184	$57

Table 6: RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME

RESIDEO TECHNOLOGIES, INC.

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(Dollars in millions)
Net income (GAAP)	$311	$23	$389	$55
Enviromental expense (1)	146	65	322	165
Estimated stand-alone costs (2)	—	9	4	13
Stock compensation expense (3)	6	4	15	12
Repositioning charges	—	2	5	21
Non-Operating (income) expense (4)	—	(1)	1	1
Income tax adjustments (5)	(340)	(5)	(366)	(15)

Adjusted Net Income (Non-GAAP)	123	97	370	252
Assumed cash payments related to Indemnification and Reimbursement Agreement obligations (6)	35	35	105	105

Adjusted Net Income including Environmental indemnification payments (Non-GAAP)	$88	$62	$265	$147

(1)	Represents historical environmental expenses as reported under 100% carryover basis.
(2)

Represents the difference between our estimate of Selling, general and administrative costs as a stand-alone company and historical allocated costs, which includes corporate depreciation charges. The preliminary estimates at this time for the costs on a stand-alone basis would be approximately $265 million on an annual basis, which replaces the historical allocations on a carve-out basis of presentation.

(3)	Stock compensation expense adjustment includes only non-cash expenses.
(4)	Non-operating (income) expense adjustment excludes net interest (income).
(5)

Represents the tax effect of pre-tax items excluded from Adjusted Net Income and the removal of discrete tax items, including the income tax impacts of the Tax Act. The tax effect of pre-tax items excluded from Adjusted Net Income is computed using the statutory rate related to the jurisdiction that was impacted by the adjustment after taking into account the impact of permanent differences and valuation allowances.

(6)

On a going forward basis, pursuant to the Indemnification and Reimbursement Agreement, we will be responsible to indemnify Honeywell in amounts equal to 90% of payments, which include amounts billed, with respect to certain environmental claims, remediation and, to the extent arising after the Spin-Off, hazardous exposure or toxic tort claims, in each case including consequential damages in respect of specified properties contaminated through historical business operations, including the legal and other costs of defending and resolving such liabilities, less 90% of Honeywell’s net insurance receipts relating to such liabilities, and less 90% of the net proceeds received by Honeywell in connection with (i) affirmative claims relating to such liabilities, (ii) contributions by other parties relating to such liabilities and (iii) certain property sales; such payments will be subject to a cap of $140 million in respect of liabilities arising in any given year (exclusive of any late payment fees up to 5% per annum).

Table 7: RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

RESIDEO TECHNOLOGIES, INC.

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(Dollars in millions)
Net income (GAAP)	$311	$23	$389	$55
Net interest (income) expense	—	—	(1)	(2)
Tax expense (benefit)	(329)	35	(323)	89
Depreciation	13	14	40	42
Amortization	3	3	9	8

EBITDA (Non-GAAP)	(2)	75	114	192
Enviromental expense (1)	146	65	322	165
Estimated stand-alone costs (2)	2	11	9	18
Stock compensation expense (3)	6	4	15	12
Non-Operating (income) expense (4)	—	(1)	1	1
Repositioning charges	—	2	5	21

Adjusted EBITDA (Non-GAAP)	152	156	466	409
Assumed cash payments related to Indemnification and Reimbursement Agreement obligations (5)	35	35	105	105

Adjusted EBITDA including Enviromental indemnification payments (Non-GAAP)	$117	$121	$361	$304

(1)	Represents historical environmental expenses as reported under 100% carryover basis.
(2)

Represents the difference between our estimate of Selling, general and administrative costs as a stand-alone company and historical allocated costs, which excludes corporate depreciation charges. The preliminary estimates at this time for the costs on a stand-alone basis would be approximately $265 million on an annual basis, which replaces the historical allocations on a carve-out basis of presentation.

(3)	Stock compensation expense adjustment includes only non-cash expenses.
(4)	Non-operating (income) expense adjustment excludes net interest (income).
(5)

On a going forward basis, pursuant to the Indemnification and Reimbursement Agreement, we will be responsible to indemnify Honeywell in amounts equal to 90% of payments, which include amounts billed, with respect to certain environmental claims, remediation and, to the extent arising after the Spin-Off, hazardous exposure or toxic tort claims, in each case including consequential damages in respect of specified properties contaminated through historical business operations, including the legal and other costs of defending and resolving such liabilities, less 90% of Honeywell’s net insurance receipts relating to such liabilities, and less 90% of the net proceeds received by Honeywell in connection with (i) affirmative claims relating to such liabilities, (ii) contributions by other parties relating to such liabilities and (iii) certain property sales; such payments will be subject to a cap of $140 million in respect of liabilities arising in any given year (exclusive of any late payment fees up to 5% per annum).

Table 8: RECONCILIATION OF SEGMENT PROFIT TO COMBINED INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE TAXES

RESIDEO TECHNOLOGIES, INC.

RECONCILIATION OF SEGMENT PROFIT TO COMBINED INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE TAXES

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(Dollars in millions)
Products segment profit	$92	$90	$290	$239
Distributions segment profit	39	38	113	102
Total segment profit	$131	$128	$403	$341
Pension expense	(3)	(4)	(10)	(12)
Repositioning	—	(2)	(5)	(21)
Other expense	(146)	(65)	(322)	(165)
Interest and other charges, net	—	1	—	1

Income (loss) before taxes	$(18)	$58	$66	$144

Table 9: RECONCILIATION OF ORGANIC SALES % CHANGE

RESIDEO TECHNOLOGIES, INC.

RECONCILIATION OF ORGANIC SALES % CHANGE

	September 30, 2018
	Three Months Ended	Nine Months Ended
	(Dollars in millions)
Products sales growth
Net products sales growth (GAAP)	$7	$106
% Change	1%	7%
Exclude: Foreign currency translation	-1%	2%
Organic growth (Non-GAAP)	2%	5%
Distribution sales growth
Net distribution sales growth (GAAP)	$41	$145
% Change	6%	8%
Exclude: Foreign currency translation	-1%	1%
Organic growth (Non-GAAP)	7%	7%
Total sales growth
Total sales growth (GAAP)	$48	$251
% Change	4%	8%
Exclude: Foreign currency translation	-1%	2%
Organic growth (Non-GAAP)	5%	6%

Table 10: ADJUSTED EBITDA INCLUDING ENVIRONMENTAL INDEMNIFICATION PAYMENTS LESS CAPEX

RESIDEO TECHNOLOGIES, INC.

ADJUSTED EBITDA INCLUDING ENVIRONMENTAL INDEMNIFICATION PAYMENTS LESS CAPEX

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(Dollars in millions except per share data)
Cash flows from operating activities (GAAP)	$117	$111	$375	$180
Tax expense (benefit)	(329)	35	(323)	89
Net interest (income) expense	—	—	(1)	(2)
Deferred income tax	252	(1)	275	—
Change in operating assets and liabilities	(33)	(63)	(184)	(39)
Other non-cash expense (1)	(9)	(7)	(28)	(36)

EBITDA (Non-GAAP)	(2)	75	114	192
Enviromental expense (2)	146	65	322	165
Estimated stand-alone costs (3)	2	11	9	18
Stock compensation expense (4)	6	4	15	12
Non-Operating (income) expense (5)	—	(1)	1	1
Repositioning charges	—	2	5	21

Adjusted EBITDA (Non-GAAP)	152	156	466	409
Assumed cash payments related to Indemnification and
Reimbursement Agreement obligations (6)	35	35	105	105

Adjusted EBITDA including Environmental indemnification payments (Non-GAAP)	117	121	361	304
Less Capex	40	16	63	38

Adjusted EBITDA including Environmental indemnification payments less Capex (Non-GAAP)	$77	$105	$298	$266

(1)	Includes non-cash stock compensation, pension, bad debt and repositioning expenses.
(2)	Represents historical environmental expenses as reported under 100% carryover basis.
(3)

Represents the difference between our estimate of Selling, general and administrative costs as a stand-alone company and historical allocated costs, which excludes corporate depreciation charges. The preliminary estimates at this time for the costs on a stand-alone basis would be approximately $265 million on an annual basis, which replaces the historical allocations on a carve-out basis of presentation.

(4)	Stock compensation expense adjustment includes only non-cash expenses.
(5)	Non-operating (income) expense adjustment excludes net interest (income).
(6)

On a going forward basis, pursuant to the Indemnification and Reimbursement Agreement, we will be responsible to indemnify Honeywell in amounts equal to 90% of payments, which include amounts billed, with respect to certain environmental claims, remediation and, to the extent arising after the Spin-Off, hazardous exposure or toxic tort claims, in each case including consequential damages in respect of specified properties contaminated through historical business operations, including the legal and other costs of defending and resolving such liabilities, less 90% of Honeywell’s net insurance receipts relating to such liabilities, and less 90% of the net proceeds received by Honeywell in connection with (i) affirmative claims relating to such liabilities, (ii) contributions by other parties relating to such liabilities and (iii) certain property sales; such payments will be subject to a cap of $140 million in respect of liabilities arising in any given year (exclusive of any late payment fees up to 5% per annum).

Table 11: RECONCILATION OF PRO FORMA NET INCOME TO PRO FORMA ADJUSTED EBITDA(1)

RESIDEO TECHNOLOGIES, INC.

RECONCILIATION OF PRO FORMA NET INCOME TO PRO FORMA ADJUSTED EBITDA

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(Dollars in millions except per share data)
Net income (Pro Forma)	$51	$15	$109	$30
Net interest (income) expense	15	17	48	48
Tax expense (benefit)	(76)	25	(78)	62
Depreciation	13	14	40	42
Amortization	3	3	9	8

EBITDA (Non-GAAP Pro Forma)	6	74	128	190
Environmental expense (1)	132	59	290	149
Estimated stand-alone costs (2)	2	11	9	18
Stock compensation expense (3)	6	4	15	12
Non-Operating (income) expense (4)	(1)	(2)	(2)	(2)
Repositioning charges	—	2	5	21
Adjusted EBITDA (Non-GAAP Pro Forma)	145	148	445	388

Assumed cash payments related to Indemnification and
Reimbursement Agreement obligations (5)	35	35	105	105

Adjusted EBITDA including Environmental indemnification payments (Non-GAAP Pro Forma)	$110	$113	$340	$283

(1)	Represents environmental expenses under indemnification agreement on a 90% basis.
(2)

Represents the difference between our estimate of Selling, general and administrative costs as a stand-alone company and historical allocated costs, which excludes corporate depreciation charges. The preliminary estimates at this time for the costs on a stand-alone basis would be approximately $265 million on an annual basis, which replaces the historical allocations on a carve-out basis of presentation.

(3)	Stock compensation expense adjustment includes only non-cash expenses.
(4)	Non-operating (income) expense adjustment excludes net interest (income).
(5)

On a going forward basis, pursuant to the Indemnification and Reimbursement Agreement, we will be responsible to indemnify Honeywell in amounts equal to 90% of payments, which include amounts billed, with respect to certain environmental claims, remediation and, to the extent arising after the Spin-Off, hazardous exposure or toxic tort claims, in each case including consequential damages in respect of specified properties contaminated through historical business operations, including the legal and other costs of defending and resolving such liabilities, less 90% of Honeywell’s net insurance receipts relating to such liabilities, and less 90% of the net proceeds received by Honeywell in connection with (i) affirmative claims relating to such liabilities, (ii) contributions by other parties relating to such liabilities and (iii) certain property sales; such payments will be subject to a cap of $140 million in respect of liabilities arising in any given year (exclusive of any late payment fees up to 5% per annum).

Table 12: UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018(1)

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018

(Dollars in millions)

	Historical As	Pro Forma	Notes	As Adjusted
	Reported	Adjustments(1)
Net sales	$3,561	$—		$3,561
Cost of goods sold	2,525	—		2,525

Gross Profit	1,036	—		1,036

Selling, general and administrative expenses	648	21	a	669
Other expense	322	(32)	b	290
Interest and other charges, net	—	46	c, d, e	46

Income (loss) before taxes	66	(35)		31
Tax expense (benefit)	(323)	245	f	(78)

Net income	$389	$(280)		$109

(1)	The change in our cost structure related to our company becoming an independent, publicly traded company is not reflected above.

a)	Reflects the impact of the Trademark License Agreement with Honeywell in respect of certain Products segment sales.
b)

Reflects the impact of the Indemnification and Reimbursement Agreement with Honeywell pursuant to which we will have an obligation to make cash payments to Honeywell in amounts equal to 90% of Honeywell’s certain environmental-related liabilities, net of recoveries, in each case related to legacy elements of the Business, including the legal costs of defending and resolving such liabilities. The amount payable by the Company in respect of such liabilities arising in any given calendar year will be subject to a cap of $140 million (exclusive of any late payment fees up to 5% per annum).

Accordingly, Other expense, net will decrease $32 million for nine months ended September 30, 2018, which is the difference between historical expense as reported under 100% carryover basis for such environmental expenses and the indemnified expense pursuant to the Indemnification and Reimbursement Agreement. The adjustment assumes that cash payments made by Honeywell related to indemnified environmental liabilities during a given year will not exceed $156 million in which case the cap on payments ($156 million x 90% = $140 million) to be made by Resideo to Honeywell would not be exceeded.

c)

Adjustments reflect interest expense and commitment fees related to indebtedness in an aggregate principal amount of $1,225 million in connection with the consummation of the Spin-Off and that was used primarily to repay an obligation incurred as part of the separation from Honeywell. The adjustments reflects that the indebtedness comprise loan facilities in an aggregate principal amount of $825 million and senior unsecured notes in an aggregate principal amount of $400 million and a revolving credit facility in an aggregate undrawn amount of $350 million. Total interest expense will increase by $50 million for the nine months ended September 30, 2018.

d)	Reflects the impact of the settlement of cash pooling and short-term notes receivables and payables.
e)	Reflects an estimate of interest costs and expected return on plan assets for the defined benefit pension plans.
f)

For nine months ended September 30, 2018, income tax expense increased by $245 million. This includes adjustments to the provisional tax amounts related to the deemed repatriation transition tax and taxes on undistributed earnings of an increase of $262 million, which is offset by a decrease of $17 million as a result of the income tax effects on adjustments included in pro forma notes a), c), d) and e).

Table 13: UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE QUARTER ENDED SEPTEMBER 30, 2018(1)

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE QUARTER ENDED SEPTEMBER 30, 2018

(Dollars in millions)

	Historical As	Pro Forma	Notes	As Adjusted
	Reported	Adjustments(1)
Net sales	$1,200	$—		$1,200
Cost of goods sold	853	—		853

Gross Profit	347	—		347

Selling, general and administrative expenses	219	7	a	226
Other expense	146	(14)	b	132
Interest and other charges, net	—	14	c, d, e	14

Income (loss) before taxes	(18)	(7)		(25)
		—		—
Tax expense (benefit)	(329)	253	f	(76)
		—		—

Net income	$311	$(260)		$51

(1)	The change in our cost structure related to our company becoming an independent, publicly traded company is not reflected above.

a)	Reflects the impact of the Trademark License Agreement with Honeywell in respect of certain Products segment sales.
b)

Reflects the impact of the Indemnification and Reimbursement Agreement with Honeywell pursuant to which we will have an obligation to make cash payments to Honeywell in amounts equal to 90% of Honeywell’s certain environmental-related liabilities, net of recoveries, in each case related to legacy elements of the Business, including the legal costs of defending and resolving such liabilities. The amount payable by the Company in respect of such liabilities arising in any given calendar year will be subject to a cap of $140 million (exclusive of any late payment fees up to 5% per annum).

Accordingly, Other expense, net will decrease $14 million for three months ended September 30, 2018, which is the difference between historical expense as reported under 100% carryover basis for such environmental expenses and the indemnified expense pursuant to the Indemnification and Reimbursement Agreement. The adjustment assumes that cash payments made by Honeywell related to indemnified environmental liabilities during a given year will not exceed $156 million in which case the cap on payments ($156 million x 90% = $140 million) to be made by Resideo to Honeywell would not be exceeded.

c)

Adjustments reflect interest expense and commitment fees related to indebtedness in an aggregate principal amount of $1,225 million in connection with the consummation of the Spin-Off and that was used primarily to repay an obligation incurred as part of the separation from Honeywell. The adjustments reflects that the indebtedness comprise loan facilities in an aggregate principal amount of $825 million and senior unsecured notes in an aggregate principal amount of $400 million and a revolving credit facility in an aggregate undrawn amount of $350 million. Total interest expense will increase by $17 million for the three months ended September 30, 2018.

d)	Reflects the impact of the settlement of cash pooling and short-term notes receivables and payables.
e)	Reflects an estimate of interest costs and expected return on plan assets for the defined benefit pension plans.
f)

For three months ended September 30, 2018, income tax expense increased by $253 million. This includes adjustments to the provisional tax amounts related to the deemed repatriation transition tax and taxes on undistributed earnings of an increase of $259 million, which is offset by a decrease of $6 million as a result of the income tax effects on adjustments included in pro forma notes a), c), d) and e).

Table 14: UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017(1)

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017

(Dollars in millions)

	Historical As	Pro Forma	Notes	As Adjusted
1	Reported	Adjustments(1)
Net sales	$3,310	$—		$3,310
Cost of goods sold	2,355	—		2,355

Gross Profit	955	—		955

Selling, general and administrative expenses	647	21	a	668
Other expense	165	(16)	b	149
Interest and other charges, net	(1)	47	c, d, e	46

Income (loss) before taxes	144	(52)		92
				—
Tax expense (benefit)	89	(27)	f	62
				—

Net income	$55	$(25)		$30

(1)	The change in our cost structure related to our company becoming an independent, publicly traded company is not reflected above.

a)	Reflects the impact of the Trademark License Agreement with Honeywell in respect of certain Products segment sales.
b)

Reflects the impact of the Indemnification and Reimbursement Agreement with Honeywell pursuant to which we will have an obligation to make cash payments to Honeywell in amounts equal to 90% of Honeywell’s certain environmental-related liabilities, net of recoveries, in each case related to legacy elements of the Business, including the legal costs of defending and resolving such liabilities. The amount payable by the Company in respect of such liabilities arising in any given calendar year will be subject to a cap of $140 million (exclusive of any late payment fees up to 5% per annum).

Accordingly, Other expense, net will decrease $16 million for nine months ended September 30, 2017, which is the difference between historical expense as reported under 100% carryover basis for such environmental expenses and the indemnified expense pursuant to the Indemnification and Reimbursement Agreement. The adjustment assumes that cash payments made by Honeywell related to indemnified environmental liabilities during a given year will not exceed $156 million in which case the cap on payments ($156 million x 90% = $140 million) to be made by Resideo to Honeywell would not be exceeded.

c)

Adjustments reflect interest expense and commitment fees related to indebtedness in an aggregate principal amount of $1,225 million in connection with the consummation of the Spin-Off and that was used primarily to repay an obligation incurred as part of the separation from Honeywell. The adjustment reflects that the indebtedness comprise loan facilities in an aggregate principal amount of $825 million and senior unsecured notes in an aggregate principal amount of $400 million and a revolving credit facility in an aggregate undrawn amount of $350 million. Total interest expense will increase by $51 million for the nine months ended September 30, 2017.

d)	Reflects the impact of the settlement of cash pooling and short-term notes receivables and payables.
e)	Reflects an estimate of interest costs and expected return on plan assets for the defined benefit pension plans.
f)	For nine months ended September 30, 2017, income tax expense decreased by $27 million, which are the result of the income tax effects on adjustments included in pro forma notes a), c), d) and e).

Table 15: UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE QUARTER ENDED SEPTEMBER 30, 2017(1)

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE QUARTER ENDED SEPTEMBER 30, 2017

(Dollars in millions)

	Historical As	Pro Forma	Notes	As Adjusted
	Reported	Adjustments(1)
Net sales	$1,152	$—		$1,152
Cost of goods sold	816	—		816

Gross Profit	336	—		336

Selling, general and administrative expenses	214	8	a	222
Other expense	65	(6)	b	59
Interest and other charges, net	(1)	16	c, d, e	15

Income (loss) before taxes	58	(18)		40
		—		—
Tax expense (benefit)	35	(10)	f	25
		—		—

Net income	$23	$(8)		$15

(1)	The change in our cost structure related to our company becoming an independent, publicly traded company is not reflected above.

a)	Reflects the impact of the Trademark License Agreement with Honeywell in respect of certain Products segment sales.
b)

Reflects the impact of the Indemnification and Reimbursement Agreement with Honeywell pursuant to which we will have an obligation to make cash payments to Honeywell in amounts equal to 90% of Honeywell’s certain environmental-related liabilities, net of recoveries, in each case related to legacy elements of the Business, including the legal costs of defending and resolving such liabilities. The amount payable by the Company in respect of such liabilities arising in any given calendar year will be subject to a cap of $140 million (exclusive of any late payment fees up to 5% per annum).

Accordingly, Other expense, net will decrease $6 million for three months ended September 30, 2017, which is the difference between historical expense as reported under 100% carryover basis for such environmental expenses and the indemnified expense pursuant to the Indemnification and Reimbursement Agreement. The adjustment assumes that cash payments made by Honeywell related to indemnified environmental liabilities during a given year will not exceed $156 million in which case the cap on payments ($156 million x 90% = $140 million) to be made by Resideo to Honeywell would not be exceeded.

c)

Adjustments reflect interest expense and commitment fees related to indebtedness in an aggregate principal amount of $1,225 million in connection with the consummation of the Spin-Off and that was used primarily to repay an obligation incurred as part of the separation from Honeywell. The adjustment reflects that the indebtedness comprise loan facilities in an aggregate principal amount of $825 million and senior unsecured notes in an aggregate principal amount of $400 million and a revolving credit facility in an aggregate undrawn amount of $350 million. Total interest expense will increase by $17 million for the three months ended September 30, 2017.

d)	Reflects the impact of the settlement of cash pooling and short-term notes receivables and payables.
e)	Reflects an estimate of interest costs and expected return on plan assets for the defined benefit pension plans.
f)	For three months ended September 30, 2017, income tax expense decreased by $10 million, which are the result of the income tax effects on adjustments included in pro forma notes a), c), d) and e).

Forward-Looking Statements

This release contains “forward-looking statements.” All statements, other than statements of fact, that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results or performance of the company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to those described in the Information Statement on Form 10, as amended, on file with the Securities and Exchange Commission under the headings “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” and in the Quarterly Report on Form 10-Q for the quarter ended Sept. 30, 2018. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Forward looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by our forward-looking statements.

Non-GAAP Financial Measures

This release includes EBITDA, Adjusted EBITDA, Adjusted EBITDA including environmental indemnification payments, Adjusted EBITDA less CapEx, Pro Forma Adjusted EBITDA, Adjusted Net Income, Adjusted EBITDA Margin, Segment Profit, organic sales growth, and other financial measures not compliant with generally accepted accounting principles in the United States (GAAP). The non-GAAP financial measures provided herein are adjusted for certain items as presented in the tables above and may not be directly comparable to similar measures used by other companies in our industry, as other companies may define such measures differently. Management believes that, when considered together with reported amounts, these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends. These metrics should be considered in addition to, and not as replacements for, the most comparable GAAP measure. Refer to the tables above in this release for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures. We believe EBITDA, Adjusted EBITDA, Adjusted EBITDA including environmental indemnification payments, Adjusted EBITDA less Cap Ex, Pro Forma Adjusted EBITDA, Adjusted Net Income, Adjusted EBITDA Margin, Segment Profit, and organic sales growth are important indicators of operating performance which more closely measure our operating profit.

A reconciliation of adjusted EBITDA, adjusted EBITDA including environmental indemnification payments, Adjusted EBITDA margin and Pro Forma Adjusted EBITDA to the closest GAAP financial measures is not available without unreasonable efforts on a forward-looking basis due to the impact and timing on future operating results arising from items excluded from these measures, particularly standalone costs, environmental indemnification reimbursement expense, non-operating (income) expense, stock compensation expense and repositioning charges.

(1) Unaudited Pro Forma Combined Statements of Operations

As previously disclosed, on October 29, 2018, Resideo Technologies Inc. (the “Company”) was spun off (the “Spin-Off”) from Honeywell International Inc. (“Honeywell”). The Company’s Combined Interim Financial Statements included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 (the “Form 10-Q”), filed with the Securities and Exchange Commission (“SEC”) on November 13, 2018 are carve-out financial statements, as the Company was still part of Honeywell during the third quarter of 2018. The Company is providing, unaudited pro forma combined statements of operations information for the nine months ended September 30, 2018 and 2017, which reflect the Company’s results and financial position as if the Spin-Off and related transactions had occurred as of January 1, 2017.

The unaudited pro forma combined statement of operations information presented in the tables above does not in any way restate or revise the historical Combined Financial Statements of the Company included in the Company’s Registration Statement on Form 10, as amended and filed with the SEC on October 2, 2018, and the Form 10-Q. The unaudited pro forma financial information is provided as supplemental financial information that the Company believes may be of interest to the Company’s stockholders.

The unaudited pro forma combined statement of operations gives effect to the following:

•	the impact of certain pension liabilities related to certain of our employees that were assumed after the Spin-Off and which will be paid by us at a future date; and

•

the impact of, and transactions contemplated by, the Separation and Distribution Agreement, Trademark License Agreement between us and Honeywell, dated October 19, 2018, Employee Matters Agreement between us and Honeywell, dated October 19, 2018, the Indemnification and Reimbursement Agreement between us and Honeywell, dated October 14, 2018, The Tax Matters Agreement between us and Honeywell, dated October 19, 2018 and other agreements related to the Spin-Off from Honeywell and the provisions contained therein.

The unaudited pro forma combined statements of operations are subject to the assumptions and adjustments described in the notes included in the tables above that reflect the expected impacts of events directly attributable to the Spin-Off and that are factually supportable and, for purposes of statements of operations, are expected to have a continuing impact on us. The unaudited pro forma combined statements of operations are provided for illustrative and informational purposes only and are not necessarily indicative of our future results of operations as an independent, publicly traded company.

The operating expenses reported in our historical combined statements of operations include allocations of certain Honeywell costs. These costs include the allocation of all Honeywell corporate costs, shared services and other related costs that benefit us.

As a stand-alone public company, we have incurred and expect to continue to incur additional recurring costs. The significant assumptions involved in determining our estimates of recurring costs of being a stand-alone public company include:

•	costs to perform financial reporting, tax, regulatory compliance, corporate governance, treasury, legal, internal audit and investor relations activities;

•	insurance premiums;

•	changes in our overall facility costs;

•	depreciation and amortization related to information technology infrastructure investments; and

•	the type and level of other costs expected to be incurred.

No pro forma adjustments have been made to our unaudited pro forma combined statements of operations to reflect the additional costs and expenses described above because they are projected amounts based on estimates and would not be factually supportable.

The preliminary estimates at this time for the costs on a stand-alone basis would be approximately $265 million on an annual basis, which differs from the historical allocations on a carve-out basis of presentation. The pro forma impact of such costs has not been reflected herein as many of the costs expected to comprise these amounts are estimates. Actual expenses could vary from this range estimate and such variations could be material.

We currently estimate that we will incur substantial non-recurring costs associated with becoming a stand-alone public company within 24 months of the Spin-Off. The unaudited pro forma combined statements of operations tables are not adjusted for these estimated expenses as they are also projected amounts based on estimates and would not be factually supportable. These expenses primarily relate to the following:

•	relocation costs;

•	recruiting and relocation costs associated with hiring key senior management personnel new to our company;

•	costs related to establishing our new brand in the marketplace;

•	costs to separate information systems; and

•	costs of retention bonuses.

Due to the scope and complexity of these activities, the amount of these costs could increase or decrease materially and the timing of incurrence could change.

The pro forma combined statements of operations tables are also not adjusted for any potential dividends Resideo may pay in the future should the Board determine to declare any such dividends.

###